Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70745 on Form S-8 of Oneida Financial Corp. of our report dated June 24, 2011 appearing in this Annual Report on Form 11-K of Oneida Savings Bank 401(k) Savings Plan for the year ended December 31, 2010.

/s/Crowe Horwath LLP
Crowe Horwath LLP

South Bend, Indiana
June 24, 2011